SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2009 (April 20, 2009)

GENSPERA, INC.
(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9901 IH 10 West, Suite 800
San Antonio, TX 78230
(Address of Principal Executive Offices)

210-477-8537
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended and Restated 2007 Equity Compensation Plan

On April 20, 2009, our Board of Directors approved the amendment of our 2007 Equity Compensation Plan by adopting the Amended and Restated 2007 Equity Compensation Plan (“Plan”).  On April 20, 2009, the Plan was also approved by our shareholders, constituting a majority of the shares entitled to vote on the matter, by written consent as provided for in Section 228 of the Delaware General Corporate Law.  Generally, the amendment:  (i) expands the types of awards granted under the Plan, (ii) clarifies Plan administration, (iii) updates the Plan to conform with current legal and tax requirements, and (iv) provides for an evergreen provision whereby the amount of shares eligible for awards under the Plan will adjust on January 1 of each fiscal year.

The foregoing summary of the amendment to the 2007 Equity Compensation Plan is qualified in its entirety by reference to the full text of the Plan which is attached hereto as Exhibit 4.01 and which is incorporated herein in its entirety by reference.

Item 9.01	Financial Statement and Exhibits.

The exhibits listed in the accompanying index to exhibits are filed or incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne
Chief Executive Officer

Dated: April 24, 2009

INDEX OF EXHIBITS

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
4.01	Amended and Restated 2007 Equity Compensation Plan adopted April 20, 2009	*